Exhibit 99

The Ryland Group, Inc.
News Release	www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Cathey Lowe, Senior Vice President, Finance
Investor Relations (818) 223-7530
Melissa Bailey, Vice President, Communications
Media Relations (818) 223-7590

RYLAND REPORTS 49 PERCENT INCREASE IN SECOND-QUARTER EPS,
INCREASES EARNINGS GUIDANCE FOR 2004

CALABASAS, Calif. (July 21, 2004) — The Ryland Group, Inc. (NYSE: RYL), today announced record results for its second quarter ended June 30, 2004, including the highest second-quarter consolidated net earnings, revenues, new orders, backlog and earnings per share in its history. Highlights include:

•	Diluted earnings of $3.03 per share for the quarter ended June 30, 2004, representing an increase of 49.3 percent over the same period in the prior year

•	Revenues of $918.5 million for the quarter ended June 30, 2004, reflecting an increase of 9.4 percent over the quarter ended June 30, 2003

•	Gross profit margins from home sales of 24.7 percent for the quarter ended June 30, 2004, compared to 21.8 percent for the quarter ended June 30, 2003

•	Record second-quarter new orders of 4,761, signifying a 2.2 percent increase over the quarter ended June 30, 2003, with 3.6 percent fewer communities

•	Record backlog units of 9,004, up 17.0 percent at June 30, 2004, compared to June 30, 2003, and dollar backlog at $2.4 billion, up 35.8 percent from June 30, 2003, the highest quarter-end backlog in the Company’s history

•	The repurchase of 462,000 shares of Ryland common stock during the second quarter of 2004

•	Increased earnings guidance for the fiscal year ending December 31, 2004. Earnings are expected to exceed $12.00 per share.

RECORD RESULTS HIGHLIGHT SECOND QUARTER

     The Company’s consolidated net earnings for the three months ended June 30, 2004, represented a second-quarter record at $76.5 million, or $3.03 per diluted share, compared to consolidated net earnings of $54.0 million, or $2.03 per diluted share, for the second quarter of 2003.

-more-

RYLAND SECOND-QUARTER RESULTS

     The homebuilding segment reported second-quarter pretax earnings of $127.2 million, which represents a 46.4 percent rise over the $86.9 million reported for the second quarter of 2003. The increase over the prior year was primarily attributable to higher average closing prices of homes sold and increased margins on homes closed.

     Homebuilding revenues rose $83.1 million, or 10.2 percent, to $899.3 million for the second quarter of 2004, compared to the same period in the prior year. This was the result of an 11.7 percent increase in the average closing price of a home from $223,000 for the quarter ended June 30, 2003, to $249,000 for the quarter ended June 30, 2004. Homebuilding revenues for the second quarter of 2004 included $18.7 million from land sales, compared to $6.0 million for the second quarter of 2003, which contributed net gains of $5.1 million and $0.5 million to pretax earnings in 2004 and 2003, respectively.

     New orders of 4,761 for the second quarter of 2004 represented a 2.2 percent increase, compared to new orders of 4,657 for the second quarter of 2003. The Company operated in 318 active communities at June 30, 2004, compared to 330 active communities at June 30, 2003. The Company expects its community count to increase 7.0 percent from second-quarter levels by the end of 2004, with the most significant increases coming in the Las Vegas and Washington markets. The Company’s backlog at the end of the second quarter of 2004 increased to 9,004 outstanding contracts from 7,696 outstanding contracts at June 30, 2003, a rise of 17.0 percent. The dollar value of the Company’s backlog at June 30, 2004, was $2.4 billion, or an increase of 35.8 percent over that of June 30, 2003.

     Gross profit margins from home sales averaged 24.7 percent in the second quarter of 2004, compared to 21.8 percent in the second quarter of 2003. The improvement in gross margins was attributable to sales prices increasing at a greater rate than costs and a change in mix, as a higher percentage of closings during the quarter came from higher margin markets. Selling, general and administrative expenses, as a percentage of revenue, were 10.6 percent in the second quarter of 2004 versus 10.8 percent for the same period in 2003. Interest expense for the second quarter of 2004 was $210,000 compared to interest expense of $2.2 million in the second quarter of 2003. This decrease was attributable to a rise in capitalized interest, which resulted from increased development activity, partially offset by a reduction in interest earned on cash investments. The pretax homebuilding margin was 14.1 percent in the second quarter of 2004, compared to 10.6 percent in the second quarter of 2003.

     Corporate expenses were $15.8 million for the second quarter of 2004, compared to $14.5 million for the same period in the prior year. The rise in corporate expenses was primarily attributable to increased incentive compensation, which was due to improvement in the Company’s financial results.

-more-

RYLAND SECOND-QUARTER RESULTS

     The Company’s financial services segment, which includes Ryland Mortgage Company and its title, escrow and insurance services, reported pretax earnings of $13.0 million for the second quarter of 2004, compared to $17.7 million for the same period last year. This decrease was attributable to a more competitive marketplace and an increase in less profitable adjustable-rate mortgage product. The number of mortgage origination dollars was flat as average price increases offset a unit value decline during the second quarter of 2004. The capture rate of mortgages originated for homebuilding customers was 84.9 percent in the second quarter of 2004, compared to 87.8 percent in the second quarter of 2003.

NEW RECORDS ESTABLISHED FOR THE FIRST HALF OF 2004

     Consolidated net earnings for the six months ended June 30, 2004, increased 39.8 percent to a record $128.9 million, or $5.08 per diluted share, from $92.2 million, or $3.46 per diluted share, for the six months ended June 30, 2003.

     The Company’s homebuilding segment reported pretax earnings of $213.1 million for the six months ended June 30, 2004, compared to $149.7 million for the same period in the prior year. Homebuilding revenues rose $180.0 million to $1,637.3 million for the six months ended June 30, 2004, compared to $1,457.3 million for the same period in the previous year. Homebuilding revenues for the six months ended June 30, 2004, included revenues of $22.5 million from land sales, compared to $8.0 million for the six months ended June 30, 2003, contributing net gains of $5.5 million and $1.0 million to pretax earnings, respectively. The Company closed 6,568 homes for the six months ended June 30, 2004, compared to 6,589 homes closed for the six months ended June 30, 2003. New orders were 9,731 for the six months ended June 30, 2004, representing an increase of 9.1 percent, compared to 8,917 for the six months ended June 30, 2003.

     Housing gross profit margins rose to 23.6 percent for the six months ended June 30, 2004, versus 21.3 percent for the same period in 2003. Selling, general and administrative expenses, as a percentage of revenue, were 10.6 percent for the six months ended June 30, 2004, versus 10.8 percent for the corresponding period in 2003. Compared to the results for the six months ended June 30, 2003, interest expense decreased $3.2 million to $0.2 million in 2004. This was primarily due to a rise in capitalized interest, which resulted from increased development activity, partially offset by a reduction in interest earnings on cash investments.

     The financial services segment, which includes Ryland Mortgage Company and its title, escrow and insurance services, reported pretax earnings of $23.3 million for the six months ended June 30, 2004, compared with pretax earnings of $30.1 million for the same period last year.

STOCK REPURCHASE PROGRAM

     The Company repurchased 462,000 shares of its common stock during the second quarter of 2004. At June 30, 2004, the Company had Board authorization to purchase an additional 976,600 shares.

-more-

RYLAND SECOND-QUARTER RESULTS

UPDATED 2004 EARNINGS GUIDANCE

     The Company anticipates that earnings for the fiscal year ending December 31, 2004, will exceed $12.00 per share.

     With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. The Company currently operates in 27 markets across the country and has built more than 225,000 homes and financed more than 190,000 mortgages since its founding in 1967. Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.” Previous news releases may be obtained at www.ryland.com.

Note: Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Forward-looking statements are subject to risks and uncertainties which include, among others:

•	economic changes nationally or in the Company’s local markets, including volatility in interest rates, inflation, changes in consumer confidence levels and the state of the market for homes in general;

•	the availability and cost of land;

•	increased land development costs on projects under development;

•	shortages of skilled labor or raw materials used in the production of houses;

•	increased prices for labor, land and raw materials used in the production of houses;

•	increased competition;

•	failure to anticipate or react to changing consumer preferences in home design;

•	delays in land development or home construction resulting from adverse weather conditions;

•	potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment); or

•	other factors over which the Company has little or no control.

# # #

Five financial-statement pages follow.

CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
REVENUES
Homebuilding	$899,251	$816,168	$1,637,295	$1,457,335
Financial services	19,270	23,863	35,825	42,372

TOTAL REVENUES	918,521	840,031	1,673,120	1,499,707

EXPENSES
Homebuilding
Cost of sales	676,628	639,170	1,250,437	1,147,005
Selling, general and administrative	95,212	87,885	173,540	157,190
Interest	210	2,236	210	3,401

Total homebuilding expenses	772,050	729,291	1,424,187	1,307,596
Financial services
General and administrative	5,963	5,876	11,967	11,491
Interest	298	320	581	804

Total financial services expenses	6,261	6,196	12,548	12,295
Corporate expenses	15,802	14,472	26,756	26,125

TOTAL EXPENSES	794,113	749,959	1,463,491	1,346,016
Earnings before taxes	124,408	90,072	209,629	153,691
Tax expense	47,898	36,028	80,708	61,476

NET EARNINGS	$76,510	$54,044	$128,921	$92,215

NET EARNINGS PER COMMON SHARE
Basic	$3.19	$2.17	$5.38	$3.68
Diluted	$3.03	$2.03	$5.08	$3.46
AVERAGE COMMON SHARES OUTSTANDING
Basic	23,959,181	24,961,543	23,965,291	25,058,679
Diluted	25,280,743	26,599,952	25,381,457	26,635,256

CONSOLIDATED BALANCE SHEETS
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

	June 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Homebuilding
Cash and cash equivalents	$40,400	$314,518
Housing inventories
Homes under construction	983,715	734,280
Land under development and improved lots	628,318	602,504
Consolidated inventory not owned	112,586	59,868

Total inventories	1,724,619	1,396,652
Property, plant and equipment	46,314	40,853
Purchase price in excess of net assets acquired	18,185	18,185
Other	52,654	59,432

	1,882,172	1,829,640

Financial Services
Cash and cash equivalents	10,166	2,186
Mortgage-backed securities and notes receivable	22,923	26,260
Other	25,540	39,824

	58,629	68,270

Other Assets
Net deferred taxes	37,566	37,443
Other	85,100	72,237

TOTAL ASSETS	2,063,467	2,007,590

LIABILITIES
Homebuilding
Accounts payable and other liabilities	364,363	366,131
Long-term debt	540,500	540,500

	904,863	906,631

Financial Services
Accounts payable and other liabilities	17,016	23,376
Short-term notes payable	22,720	26,254

	39,736	49,630

Other Liabilities	144,939	170,136

TOTAL LIABILITIES	1,089,538	1,126,397

MINORITY INTEREST	80,019	56,651

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized — 80,000,000 shares
Issued — 23,706,438 shares (24,276,247 for 2003)	23,706	24,276
Retained earnings	869,204	799,135
Accumulated other comprehensive income	1,000	1,131

TOTAL STOCKHOLDERS’ EQUITY	893,910	824,542

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,063,467	$2,007,590

SEGMENT INFORMATION (unaudited)
The Ryland Group, Inc. and subsidiaries
(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Earnings before taxes
Homebuilding	$127,201	$86,877	$213,108	$149,739
Financial services	13,009	17,667	23,277	30,077
Corporate	(15,802)	(14,472)	(26,756)	(26,125)

Total	$124,408	$90,072	$209,629	$153,691

HOMEBUILDING OPERATIONAL DATA (unaudited)
The Ryland Group, Inc. and subsidiaries

	North	Texas	Southeast	West	Total
For the three months ended June 30,
New Orders (units)
2004	1,165	997	1,463	1,136	4,761
2003	1,282	1,016	1,396	963	4,657

Closings (units)
2004	1,180	621	1,043	686	3,530
2003	1,161	834	956	688	3,639

Average Closing Price (in thousands)
2004	$280	$170	$226	$304	$249
2003	$256	$157	$205	$269	$223

For the six months ended June 30,
New Orders (units)
2004	2,578	2,023	2,908	2,222	9,731
2003	2,463	2,027	2,646	1,781	8,917

Closings (units)
2004	2,082	1,144	1,954	1,388	6,568
2003	2,122	1,463	1,766	1,238	6,589

Average Closing Price (in thousands)
2004	$275	$171	$225	$293	$246
2003	$253	$158	$203	$260	$220

Outstanding Contracts at June 30,
Units
2004	2,234	1,688	3,177	1,905	9,004
2003	2,087	1,523	2,671	1,415	7,696

Dollars (in millions)
2004	$698	$286	$765	$631	$2,380
2003	$543	$247	$569	$393	$1,752

Average Price (in thousands)
2004	$312	$169	$241	$331	$264
2003	$260	$162	$213	$278	$228

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (unaudited)
The Ryland Group, Inc. and subsidiaries
($s in thousands)

	Three months ended June 30,		Six months ended June 30,
RESULTS OF OPERATIONS	2004	2003	2004	2003

Revenues
Net gains on sales of mortgages and mortgage servicing rights	$10,695	$15,405	$20,585	$26,958
Title/escrow/insurance	5,146	4,413	9,666	8,050
Net origination fees	2,482	2,715	3,656	4,470
Interest
Mortgage-backed securities and notes receivable	756	1,144	1,527	2,407
Other	191	238	391	482

Total interest	947	1,382	1,918	2,889
Other	—	(52)	—	5

Total revenues	19,270	23,863	35,825	42,372
Expenses
General and administrative	5,963	5,876	11,967	11,491
Interest	298	320	581	804

Total expenses	6,261	6,196	12,548	12,295

Pretax earnings	$13,009	$17,667	$23,277	$30,077

OPERATIONAL DATA
Retail operations:
Originations (units)	2,805	3,061	5,200	5,484
Ryland Homes closings as a percentage of total closings	98.7%	98.7%	98.9%	98.5%
Ryland Homes origination capture rate	84.9%	87.8%	84.6%	86.7%
Investment operations:
Mortgage-backed securities and notes receivable average balance	$22,723	$35,036	$23,542	$36,882